AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT


     THIS AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT is made as of this ____ day of February, 2002 by and between SAFECO LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. (the "Issuer"), and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

         WHEREAS, the Company, the Issuer and the Distributor are parties to a certain Fund Participation Agreement dated December 19, 1995, as amended on June 26, 1997 and September 12, 1997 (the "Agreement") whereby shares of the Funds were made available to serve as investment funding options for the Contracts; and

         WHEREAS, the Company, the Issuer and the Distributor wish to supplement the Agreement as provided herein;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. Addition of Fund. The second Whereas clause of the Agreement is hereby amended to read "WHEREAS, the Company wished to offer as investment options under the Contracts, VP Balanced, VP International, and VP Value (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by the Issuer."

         2. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment No. 3 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 3 shall control and the Agreement shall be interpreted on that basis.
To the extent the provisions of the Agreement have not been amended by this Amendment No. 3, the parties hereby confirm and ratify the Agreement.

         3.       Counterparts.     This  Amendment  No. 3 may be  executed  in
 two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.


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         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first above written.

SAFECO LIFE INSURANCE COMPANY               AMERICAN CENTURY INVESTMENT
                                                              SERVICES, INC.

By:          /s/ Scott L. Bartholomaus                        By:          /s/ William M. Lyons
         --------------------------------------------                  --------------------------
         Name:   Scott L. Bartholomaus                        Name:  William M. Lyons
         Title:  Vice President                               Title: President/CEO



AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC.


By:        /s/William M. Lyons
         --------------------------------------------
         Name:William M. Lyons
         Title:President/CEO


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